EXHIBIT 23.02

Independent Auditors' Consent

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-8 of our report dated January 23, 2001, covering C.A. La Electricidad de Caracas and Corporation EDC, C.A. and their subsidiaries included in the current report filed on Form 8-K dated June 5, 2001 of The AES Corporation.


Piernavieja, Porta, Cachafeiro Y Asociados
A Member Firm of Arthur Andersen


/s/ Hector L. Gutierrez D.
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Hector L. Gutierrez D.
Public Accountant CPC no. 24321

Caracas, Venezuela
August 6, 2001